                               POWER OF ATTORNEY

    The undersigned, as a Section 16 reporting person of Arcus Biosciences,
Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints each of the persons listed on Exhibit A attached hereto, signing singly, as the undersigned's true and lawful attorney-in-fact to:

    (1) complete and execute for and on behalf of the undersigned Forms 3, 4 and
5 and other forms and all amendments thereto as such attorney-in-fact shall in his or her discretion determined to be required or advisable pursuant to Section
16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company; and

    (2) do all acts for and on behalf of the undersigned as necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney-in-fact shall deem appropriate.

    The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the
Securities Exchange Act of 1934 (as amended).

    This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9 day of March, 2018.

                                        GV 2016 GP, L.L.C.

                                        By:  /s/ Daphne M. Chang
                                        ----------------------------------------
                                        Name: Daphne M. Chang
                                        Title: Authorized Signatory

                                     EXHIBIT A
                                     ---------

                                 Jennifer Jarrett
                                   Carolyn Tang
                                  Marcia A. Hatch
                                    Heidi Mayon
                                   Colin Conklin
                                   Scott Paraker